UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLUE EARTH, INC.

 (Exact Name of Registrant as Specified in Its Charter)

NEVADA	98-0531496
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway Suite 205 Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Copies of Communications to:

Elliot H. Lutzker

Davidoff Malito & Hutcher LLP

605 Third Avenue, 34th Floor

New York, NY 10158

Email: ehl@dmlegal.com

Office: (212) 557-7200

DID: (646) 428-3210

Fax: (212) 286-1884

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form S-1 No. 333-148346

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement (f/k/a Cherry Tankers, Inc.), on Form SB-2, as amended, originally filed with the Securities and Exchange Commission on December 26, 2007 and declared effective on January 10, 2008) (File No. 333-148346); Registrant’s Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 declared effective on March 5, 2009; Current Report on Form 8-K filed on October 29, 2010 and Form 8-K/A filed on September 29, 2011, are incorporated herein by reference.

Item 2. Exhibits.

Exhibit	Description

3.1	Articles of Incorporation of the Registrant(1)

3.2	By-Laws of the Registrant (1)

3.3	Certificate of Designation and Preferences for Series A Convertible Preferred Stock (2)

3.4	Certificate of Designation and Preferences for Series B Convertible Preferred Stock (3)

4.1	Specimen Stock Certificates (4)
________
(1)

Previously filed with the Company’s initial filing of Form SB-2 filed on December 26, 2007, as amended with the Company’s Current Report on Form 8-K filed on October 29, 2010, and incorporated by reference herein as an exhibit to this Form 8-A.

(2)	Previously filed with the Company’s Current Report on Form 8-K/A filed on October 5, 2011, and incorporated by reference herein as an exhibit to this Form 8-A.

(3)	Previously filed with the Company’s Annual Report on Form 10-K filed with the Commission on April 10, 2012, and incorporated by reference herein as an exhibit to this Form 8-A.

(4)	Previously filed with the Company’s Annual Report on Form 8-K filed on March 31, 2011 and incorporated by reference herein as an exhibit to the Form 8-A.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Date: April 25, 2012	BLUE EARTH, INC

By:	/s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: Chief Executive Officer

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